EXHIBIT 21

LIST OF REGISTRANT'S SUBSIDIARIES AND AFFILIATES

11032 Tidewater Trail, LLC	Delaware	UFP Folkston, LLC	Michigan
234 Springs Rd., LLC	Delaware	UFP Franklinton, LLC	Michigan
2875 Needmore Rd. LLC	Delaware	UFP Gainesville, LLC	Michigan
621 Hall St., LLC	Delaware	UFP Gear, LLC	Michigan
Aljoma Holding Company, LLC	Michigan	UFP Global Holdings Limited	England/Wales
Aljoma Lumber, Inc.	Florida	UFP Gordon, LLC	Michigan
Ardellis Insurance Ltd.	Bermuda	UFP Grand Rapids, LLC	Michigan
Caliper Building Systems, LLC	Michigan	UFP Grandview, LLC	Michigan
Deckorators, Inc.	Michigan	UFP Granger, LLC	Michigan
Eovations, LLC	Michigan	UFP Great Lakes, LLC	Michigan
Forestal Universal SA de CV	Mexico	UFP Gulf, LLC	Michigan
Horizon Terra, Incorporated	Indiana	UFP Haleyville, LLC	Michigan
Idaho Western, Inc.	Idaho	UFP Hamilton, LLC	Michigan
idX (China) Display Co., Ltd.	China	UFP Harrisonville, LLC	Michigan
idX (India) Display Private Limited	India	UFP Hartford, LLC	Wisconsin
idX Amsterdam B.V.	Netherlands	UFP Hillsboro, LLC	Michigan
idX Asia Fixtures Ltd	Hong Kong	UFP Industrial, LLC	Michigan
idX Asia Trading Ltd	Hong Kong	UFP International Employment Services, LLC	Michigan
idX Chicago, LLC	Delaware	UFP International, LLC	Michigan
idX Corporation	Delaware	UFP Janesville, LLC	Michigan
idX Corporation London Ltd.	England/Wales	UFP Kyle, LLC	Michigan
idX Dallas, LLC	Delaware	UFP Lafayette, LLC	Michigan
idX Dayton, LLC	Delaware	UFP Lansing, LLC	Michigan
idX Holdings, Inc.	Delaware	UFP Magna, LLC	Michigan
idX Impressions, LLC	Delaware	UFP McMinnville, LLC	Michigan
idX Los Angeles, LLC	Delaware	UFP Mexico Embalaje y Distribution, S. de R.L. de C. V.	Mexico
idX Mexico, S. de R.L. de C.V.	Mexico	UFP Mexico Investment, LLC	Michigan
idX Shanghai Trading Company Ltd.	China	UFP Mid-Atlantic, LLC	Michigan
Integra International Pty Ltd	Australia	UFP Milwaukee, LLC	Michigan
Integra Packaging Pty Ltd	Australia	UFP Minneota, LLC	Michigan
Landura, LLC	Texas	UFP Morristown, LLC	Michigan
Metaworld Technologies, LLC	Michigan	UFP Moultrie, LLC	Michigan
Mid-Atlantic Framing, LLC	Michigan	UFP Mountain West, LLC	Michigan
Norpal S. de R.L. de C.V.	Mexico	UFP NAC, LLC	Michigan
North Atlantic Framing, LLC	Michigan	UFP Nappanee, LLC	Michigan
Pinelli Lumber, Inc.	Texas	UFP New London, LLC	Michigan
Pinelli Universal Chile S.A.	Mexico	UFP New Waverly, LLC	Michigan
Pinelli Universal TKT, S de R.L. de C.V.	Mexico	UFP New Windsor, LLC	Michigan
Pinelli Universal, S de R.L. de C.V.	Mexico	UFP New York, LLC	Michigan
PR Distribution, LLC	Puerto Rico	UFP North Atlantic, LLC	Michigan
Shawnlee Construction LLC	Michigan	UFP Northeast, LLC	Michigan
Shepardville Construction, LLC	Michigan	UFP Orlando, LLC	Michigan
Store Fixtures Canada Holdings, Inc.	Delaware	UFP Packaging, LLC	Michigan
The Ubeeco Group Pty Ltd	Australia	UFP Palm Beach, LLC	Michigan
The UBEECO Group Pty Ltd.	Australia	UFP Parker, LLC	Michigan
Tibasa Universal Forest Products S. de R.L. de C.V.	Mexico	UFP Purchasing, Inc.	Michigan
Tresstar, LLC	Michigan	UFP Ranson, LLC	Michigan
Triangle Systems, Inc.	Delaware	UFP Real Estate, LLC	Michigan
U.F.P. Mexico Holdings, S. de R.L.de CV	Mexico	UFP Retail, LLC	Michigan
UFP Albuquerque, LLC	Michigan	UFP Riverside, LLC	Michigan
UFP Altoona, LLC	Michigan	UFP RMS, LLC	Michigan
UFP Ashburn, LLC	Michigan	UFP Rockwell, LLC	Michigan
UFP Atlantic Division, LLC	Michigan	UFP Saginaw, LLC	Michigan
UFP Atlantic, LLC	Michigan	UFP Salisbury, LLC	Michigan
UFP Auburndale, LLC	Michigan	UFP San Antonio, LLC	Michigan
UFP Aurora, LLC	Michigan	UFP Sauk Rapids, LLC	Michigan
UFP Australia Pty Ltd	Australia	UFP Schertz, LLC	Michigan
UFP Australia Real Estate Pty Ltd	Australia	UFP Shawnee, LLC	Michigan
UFP Barnesville, LLC	Michigan	UFP Southeast, LLC	Michigan
UFP Belchertown, LLC	Michigan	UFP Southwest, LLC	Michigan

UFP Berlin, LLC	Michigan	UFP Stockertown, LLC	Michigan
UFP Biscoe, LLC	Michigan	UFP Tampa, LLC	Michigan
UFP Blanchester, LLC	Michigan	UFP Thomaston, LLC	Michigan
UFP Bonner LLC	Michigan	UFP Thornton, LLC	Michigan
UFP Caldwell, LLC	Michigan	UFP Transportation, Inc.	Michigan
UFP Cameron, LLC	Michigan	UFP Union City, LLC	Michigan
UFP Canada, Inc.	Canada	UFP Ventures II, Inc.	Michigan
UFP Central Plains, LLC	Michigan	UFP Warranty Corporation	Michigan
UFP Chandler, LLC	Michigan	UFP Warrens, LLC	Michigan
UFP Chicago, LLC	Michigan	UFP Washington, LLC	Michigan
UFP Concrete Forming Solutions, Inc.	Michigan	UFP Western Division, Inc.	Michigan
UFP Construction, LLC	Michigan	UFP White Bear Lake, LLC	Michigan
UFP Dallas, LLC	Michigan	UFP Windsor, LLC	Michigan
UFP de Mexico S.A. de C.V.	Mexico	UFP Woodburn, LLC	Michigan
UFP Distribution, LLC	Michigan	United Lumber & Reman, LLC	Alabama
UFP Eagan, LLC	Michigan	Universal Forest Products Texas, LLC	Michigan
UFP East Central, LLC	Michigan	Universal Forest Products, Inc.	Michigan
UFP Eastern Division, Inc.	Michigan	Universal Showcase ULC	Alberta